As filed with Securities and Exchange Commission on July 28, 2016
Registration No. 333-
______________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
QUIDEL CORPORATION
(Exact name of registrant as specified in its charter)
________________________________

Delaware	94-2573850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12544 High Bluff Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
________________________________

2016 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED
1983 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Robert J. Bujarski
Senior Vice President, Business Development and General Counsel
Quidel Corporation
12544 High Bluff Drive, Suite 200
San Diego, California 92130
(858) 552-1100
(Name, address and telephone number (including area code) of agent for service)
With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Phoenix, Arizona 85004
(602) 382-6000
________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock ($0.001 par value) issuable under the Quidel Corporation 2016 Equity Incentive Plan	2,497,262 (3)	$21.00	$52,442,502	$5,280.96
Common Stock ($0.001 par value) issuable under the Quidel Corporation Amended and Restated 1983 Employee Stock Purchase Plan	250,000	$21.00	$5,250,000	$528.68
TOTAL	2,747,262	$21.00	$57,692,502	$5,809.64

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on July 27, 2016.

(3)
Includes (a) 1,865,000 shares of the Registrant’s Common Stock that may be issued under the 2016 Equity Incentive Plan (the "2016 Plan") and (b) 632,262 shares of the Registrant’s Common Stock (the “Carried Forward Shares”) that were not issued under the Quidel Corporation 2010 Equity Incentive Plan (the “Former Plan”) and that may be offered or sold under the 2016 Plan.

TABLE OF CONTENTS

		Page
PART I	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS	1
Item 1.	Plan Information	1
Item 2.	Registrant Information and Employee Plan Annual Information	1
PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	1
Item 3.	Incorporation of Documents by Reference	1
Item 4.	Description of Securities	1
Item 5.	Interests of Named Experts and Counsel	1
Item 6.	Indemnification of Directors and Officers	1
Item 7.	Exemption From Registration Claimed	2
Item 8.	Exhibits	2
Item 9.	Undertakings	2
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

INTRODUCTION
This Registration Statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation (“Quidel” or the “Registrant”), to register 2,497,262 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), which may be offered or sold under the Quidel Corporation 2016 Equity Incentive Plan (the “2016 Plan”), and 250,000 shares of the Registrant’s Common Stock under the Quidel Corporation Amended and Restated 1983 Employee Stock Purchase Plan (the “ESPP Plan”).
Item 1. Plan Information.*
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 2. Registrant Information and Employee Plan Annual Information.*
* The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the 2016 Plan and the ESPP Plan, covered by this Registration Statement prepared by Quidel in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which the Registrant has previously filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

a)	Quidel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

b)	Quidel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

c)
Quidel’s Current Reports on Form 8-K filed on January 8, 2016, January 28, 2016, February 12, 2016, February 17, 2016, February 25, 2016, March 30, 2016, April 27, 2016, May 19, 2016, and July 27, 2016 (in each case, other than information that is furnished but that is deemed not to have been filed); and

d)
The description of Quidel’s Common Stock contained in the Registration Statement on Form 8-A filed on February 28, 1983, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.
For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Article 9 of the Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may be thereafter amended, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director.
The DGCL permits indemnification of directors, officers, employees and agent in certain circumstances and subject to certain limitations. Article VI of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether internal or external (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if certain conditions are met, which parallel the provisions of the DGCL.
The Registrant has also entered into indemnification agreements with each of its directors and each of its officers. The provisions of the indemnification agreements parallel the portions of the Bylaws described above. Absent the indemnification agreements, the indemnification that might be available to directors and officers could be changed by amendment to the Registrant’s Certificate of Incorporation and Bylaws. The agreements provide that in the event of changes, after the date of such indemnification agreements, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of the rights and obligations under the indemnification agreements. The Registrant may seek directors and officers’ liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.
To implement the provisions of the DGCL and the Bylaws, the Registrant has entered into indemnification agreements with each of its directors and each of its officers. The provisions of the indemnification agreements parallel the portions of the Bylaws described above. Absent the indemnification agreements, the indemnification that might be available to directors and officers could be changed by amendment to the Registrant’s Certificate of Incorporation and Bylaws. In the event of changes, after the date of such indemnification agreements, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of the rights and obligations under the indemnification agreements. The Registrant may procure director’s and officer’s liability insurance to cover or offset the costs of defense, settlement or payment of a judgment under certain circumstances.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
The list of exhibits filed as part of this Registration Statement on Form S-8 is included in the Exhibit Index which is incorporated by reference herein.
Item 9. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of July, 2016.

QUIDEL CORPORATION

/s/ RANDALL J. STEWARD
Randall J. Steward
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas C. Bryant and Randall J. Steward, and each of them, with full power of substitution and with full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

	Signature	Title	Date
By:	/s/ DOUGLAS C. BRYANT	President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2016
Douglas C. Bryant

By:	/s/ RANDALL J. STEWARD	Chief Financial Officer, (Principal Financial and Accounting Officer)	July 28, 2016
Randall J. Steward

By:	/s/ KENNETH F. BUECHLER	Chairman of the Board	July 28, 2016
Kenneth F. Buechler

By:	/s/ THOMAS D. BROWN	Director	July 28, 2016
Thomas D. Brown

By:	/s/ MARY LAKE POLAN	Director	July 28, 2016
Mary Lake Polan

By:	/s/ JACK W. SCHULER	Director	July 28, 2016
Jack W. Schuler

By:	/s/ CHARLES P. SLACIK	Director	July 28, 2016
Charles P. Slacik

By:	/s/ KENNETH J. WIDDER	Director	July 28, 2016
Kenneth J. Widder

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
4.1	Restated Certificate of Incorporation, as amended	Filed as Exhibit 3.1 to Quidel’s Current Report on Form 8-K filed on February 27, 2015, and incorporated herein by reference
4.1.1	Certificate of Amendment to Restated Certificate of Incorporation	Filed as Exhibit 3.1 to Quidel’s Current Report on Form 8-K filed on May 5, 2015, and incorporated herein by reference
4.2	Certificate of Designations of Series C Junior Participating Preferred Stock of Quidel Corporation	Filed as Exhibit 4.1 to Quidel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and incorporated herein by reference
4.3	Amended and Restated Bylaws	Filed as Exhibit 3.1 to Quidel’s Current Report on Form 8-K filed on May 21, 2012, and incorporated herein by reference
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Independent Registered Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P	Filed with Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Quidel Corporation 2016 Equity Incentive Plan	Filed as Appendix A to Quidel’s 2016 Definitive Proxy Statement filed on April 14, 2016, and incorporated herein by reference
99.2	Quidel Corporation Amended and Restated 1983 Employee Stock Purchase Plan	Filed as Appendix B to Quidel’s 2016 Definitive Proxy Statement filed on April 14, 2016, and incorporated herein by reference